Exhibit 99.1

CohBar, Inc. Announces Closing of First Tranche of Private Placement

Menlo Park, California – March 29, 2018 - CohBar, Inc. (NASDAQ: CWBR and TSXV: COB.U) (“CohBar” or the “Company”) is pleased to announce the closing of its first tranche of its previously announced private placement (the “Private Placement”) offering of non-convertible unsecured promissory notes (the “Notes”).

Pursuant to the first tranche of the Private Placement, the Company has issued Notes in the aggregate principal amount of US$2,142,500 and 428,500 warrants (the “Warrants”) to the subscribers of the Notes. The Notes bear interest at a rate of 8% per annum and mature on March 29, 2021. The Warrants are exercisable at a price of US$5.30 per common share until March 29, 2021; provided, however, that the expiry date may be accelerated in the event that some or all of the Notes are repaid prior to March 29, 2019. Certain insiders of the Company participated in the Private Placement and acquired Notes in the aggregate principal amount of approximately US$490,000 and 98,000 Warrants.

The Company intends to use the proceeds from the Notes primarily to support clinical activities for its lead drug candidate and for general corporate purposes. The second tranche of the Private Placement is anticipated to close in mid-April 2018.

The offering described herein is being made pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and in Canada pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws. The securities issued in the offering will not be or have not been registered under the Securities Act or the securities laws of any state of the United States, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Under the terms of the Private Placement the Company will agree to use commercially reasonable efforts to file and have declared effective by the Securities and Exchange Commission a registration statement on Form S-3 for purposes of registering the resale of the common stock issuable upon exercise of the Warrants. All common stock issuable on exercise of Warrants issued to Canadian residents will be subject to a four month hold period from the date of issuance in accordance with applicable Canadian securities law.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About CohBar

CohBar is a preclinical stage biotechnology company focused on the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of age-related diseases.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include statements regarding CohBar’s plans to complete the second tranche of the Private Placement and the use of the proceeds of the Private Placement. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar, these include risks relating to CohBar’s inability to complete the second tranche of the Private Placement and CohBar’s discretion to re-allocate the use of proceeds in the context of its business. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Jeff Biunno, Chief Financial Officer

CohBar, Inc.

(650) 446-7888, Option 3

jeff.biunno@cohbar.com